UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

AMENDMENT NO. 1
TO
FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 12, 2017

Troika Media Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

101 S. La Brea
                                Los Angeles, CA  90036
(Address of Principal Executive Offices)  (Zip Code)

                                      (323) 965-1650
(Registrant's Telephone Number, Including Area Code)

                                      M2 nGage Group, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, Troika Media Group, Inc. (the "Company") is filing on this date the financial statements of Troika Design Group Inc. and the Troika Subsidiaries, the business acquired, as required by Item 9.01(a)(1):

(b)      Pro Forma Financial Information.
In accordance with Item 9.01(b)(2) of Form 8-K, the Company will file the pro forma financial information required by Item 9.01(b)(1) by a further amendment to this Form 8-K.

SIGNATURE PAGE TO FOLLOW

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2017	Troika Media Group, Inc.

By: /s/ Chrisopher Broderick
Name: Christopher Broderick
Title: Chief Operating Officer

TROIKA DESIGN GROUP, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

July 31,
2017
ASSETS
Current assets:
Cash and cash equivalents	$95,000
Accounts receivable	692,000
Rent Receivable	14,000
Prepaid expenses and other current assets	98,000
Total current assets	899,000
Property and equipment, net	1,098,000
Deposits	75,000
Total assets	$2,072,000

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities
Accounts payable	$1,189,000
Accrued expenses	644,000
Deferred revenue	190,000
Other liabilities	615,000
Related party notes payable	435,000
Total current liabilities	3,079,000
Long term liabilities

Deferred charges	1,057,000
Total liabilities	4,141,000

Stockholder's deficit:
Common stock, no par value: 750 shares authorized; 250 shares issued and outstanding	3,000
Paid-in-Capital	4,576,000
Accumulated deficit	(6,636,000)
Total stockholder's deficit	(2,057,000)
Total liabilities and stockholder's deficit	$2,072,000

The accompanying notes are an integral part of the financial statements.

TROIKA DESIGN GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)

Six months Ended July 31,
2017

Total project revenues	6,028,000
Cost of revenues:
Production costs	2,000
Direct labor	1,638,000
Contract labor	2,076,000
Cost of revenues	3,716,000
Gross profit	2,312,000

Operating Expenses:
Operating Expenses	2,618,000
Loss from operations	(306,000)

Other expense:
Other expense	(32,000)
Total other expense	(32,000)

Loss before provision for income tax	(338,000)
Provision for income tax	-
Net loss	(338,000)

The accompanying notes are an integral part of the consolidated financial statements.

TROIKA DESIGN GROUP, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDER'S DEFICIT
(UNAUDITED)

	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

BALANCE — January 31, 2016	250	3,000		(4,790,000)	(4,787,000)

Net loss	-	-	-	(1,508,000)	(1,508,000)

BALANCE — January 31, 2017	250	3,000	-	(6,298,000)	(6,295,000)

Paid-in-Capital	-	-	4,576,000	-	4,576,000

Net loss	-	-	-	(338,000)	(338,000)

BALANCE — July 31, 2017	250	3,000	4,576,000	(6,636,000)	(2,057,000)

The accompanying notes are an integral part of the consolidated financial statements.

TROIKA DESIGN GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

Six Months Ended July 31,
2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(338,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	(213,000)
Straight-line rent and tenant incentive amortization	(100,000)
Change in operating assets and liabilities:
Accounts receivable	490,000
Rent receivable	(11,000)
Costs in excess of billings on uncompleted contracts	43,000
Prepaid expenses and other current assets	(28,000)
Accounts payable	(335,000)
Accrued Expenses	(107,000)
Deferred revenue	1,216,000
Related party payables	(602,000)
Other Liabilities	(587,000)
Net cash provided by (used in) operating activities	(572,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Write off of fully depreciated assets	(26,000)
Net cash used in investing activities	(247,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Investment in Troika	2,111,000
Repayment of related party notes payable	(1,773,000)
Net cash (used in) provided by financing activities	338,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(260,000)
CASH AND CASH EQUIVALENTS — beginning of period	355,000
CASH AND CASH EQUIVALENTS — end of period	$95,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of the consolidated financial statements.

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

Troika Design Group, Inc. ("Troika") is a leading brand consultancy and marketing innovations agency specializing in the growing entertainment and sports media category. With many longstanding relationships among blue-chip media companies combined with a reputation as a leading category innovator, Troika continues to attract a growing list of entertainment, sports, media, gaming and consumer brand clients who are seeking trusted and new ways to connect with consumers, audiences and fans through evolving media and technology.

Troika was founded in 2001. Troika is a C-Corporation and has one wholly-owned subsidiary, Troika Production Group, LLC ("TPG").

Pursuant to the terms of a Merger Agreement dated June 12, 2017, on June 14, 2017 a wholly-owned subsidiary of M2nGage Group, Inc. was merged with and into Troika with the company as the surviving entity and a wholly-owned subsidiary of the acquirer. The total purchase price was approximately $5.0 million plus 30,700,000 shares of common stock of the acquirer.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements included herein, presented in accordance with generally accepted accounting principles utilized in the United States of America ("GAAP"), and stated in U.S. dollars, have been prepared by the Company. These financial statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Troika, and its wholly-owned subsidiary, TPG. All significant intercompany accounts and transactions have been eliminated in consolidation. All amounts are rounded to the nearest thousand ($,000)

Going Concern

The consolidated financial statements have been prepared using the accrual method of accounting in accordance with GAAP and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has incurred a significant operating loss for the six months ended July 31, 2017. Further, at July 31, 2017, the Company had cash and cash equivalents of $95,000. Due to the project based nature of the business, the Company needs to fund fixed costs through operations. These factors raise substantial doubt about the Company's ability to continue as a going concern for at least twelve months from the issuance date of this financial statement. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We believe that our cash on hand at July 31, 2017 of approximately $95,000, collections from the sale of our services, the ability to scale our operations through freelance services as projects are awarded, are sufficient to sustain our planned operations for the next fiscal year; however, we cannot assure you of this and we may require additional debt or equity financing in the future to maintain operations. The Company intends to work with investment bankers and consultants to increase its working capital. The Company cannot make any assurances that any additional financing will be completed on a timely basis, on acceptable terms or at all.

Management's inability to successfully close projects and complete any other financing will adversely impact the Company's ability to continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the accompanying consolidated financial statements and the accompanying notes. Actual results could differ materially from these estimates. On an ongoing basis, we evaluate our estimates, including those related to the accounts receivable, fair values of financial instruments, intangible assets, useful lives of intangible assets and property and equipment, income taxes, and contingent liabilities, among others. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of our assets and liabilities.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents includes cash on hand held at financial institutions.

Revenue Recognition

Troika accounts for agreements using the Percentage of Completion Method in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 605 Revenue Recognition("ASC 605"). Under ASC 605, Troika records revenues and expenses as a contracted project progresses, and based on the percentage of costs incurred to date compared to the total estimated costs of the contract. Billings in excess of costs generated under the percentage-of-completion method are recorded as deferred revenues until the revenue recognition criteria are met and costs in excess of billings generated under the percentage-of-completion method are recorded as an asset on the balance sheet.

Accounts Receivable

Our accounts receivable are typically from credit worthy customers. For those customers to whom we extend credit, we perform periodic evaluations of  them and maintain allowances for potential credit losses as deemed necessary. We have a policy of reserving for doubtful accounts based on our best estimate of the amount of potential credit losses in existing accounts receivable. We periodically review our accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. We did not have an allowance for doubtful accounts at July 31, 2017.

Costs in Excess of Billings on Uncompleted Contracts

Troika accounts for unbilled accounts receivable using the percentage-of-completion accounting method for revenue recognized but not yet invoiced to the client due to contract terms or the timing of the account invoicing cycle.

Property and Equipment

Troika accounts for property and equipment at cost less accumulated depreciation. Troika computes depreciation using the straight-line method over the estimated useful lives of the assets, generally three to five years. Depreciation for equipment, furniture and fixtures and vehicles commences once placed in service for its intended use. Leasehold improvements are amortized using the straight-line method over the lives of the respective leases or service lives of the improvements, whichever is shorter. We expense the cost of maintenance and repairs as incurred. Expenditures that enhance the functionality or extend the useful lives of the assets are capitalized and depreciated over the remaining useful life of the asset.

Income taxes

Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits, which are, on a more likely than not basis, not expected to be realized; in accordance with ASC guidance for income taxes. Net deferred tax benefits have been fully reserved at July 31, 2017. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

Concentrations of Credit Risk

Cash and Cash Equivalents

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents. The Company maintains cash balances at financial institutions which exceed the current Federal Deposit Insurance Corporation ("FDIC") limit of $250,000 at times during the year.

We consider cash equivalents to be all short-term investments that have an initial maturity of 90 days or less and are not restricted. We invest our cash in short- term money market accounts.

Accounts Receivable

Our accounts receivable are typically from credit worthy customers. For those customers to whom we extend credit, we perform periodic evaluations of our customers and maintain allowances for potential credit losses as deemed necessary. We generally do not require collateral to secure accounts receivable. We estimate credit losses based on management's evaluation of historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment patterns when evaluating the adequacy of our allowance for doubtful accounts. At July 31, 2017, we did not have an allowance for doubtful accounts or bad debt expense. Although we expect to collect amounts due, actual collections may differ from the estimated amounts.

As of July 31, 2017, four customers accounted for approximately 66.0% of total accounts receivable. Six customers accounted for 42.3% of net revenues for the six months ended July 31, 2017.

Accounts Payable

As of July 31, 2017, one vendor accounted for 17.32% of total accounts payable. No single vendor accounted for more than 10% of purchases for the six months ended July 31, 2017.

Long-Lived Assets

Troika assesses long-lived assets for potential impairments at the end of each year, or during the year if an event or other circumstance indicates that we may not be able to recover the carrying amount of the asset. In evaluating long-lived assets for impairment, Troika measures recoverability of these assets by comparing the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If Troika's long-lived assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value. Troika bases its calculations of the estimated fair value of its long- lived assets on the income approach. For the income approach, Troika uses an internally developed discounted cash flow model that include, among others, the following assumptions: projections of revenues and expenses and related cash flows based on assumed long-term growth rates and demand trends; expected future investments to grow new units; and estimated discount rates. We base these assumptions on our historical data and experience, industry projections, micro and macro general economic condition projections, and our expectations. We have had no long-lived asset impairment charges for the six months ended July 31, 2017.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (ASU 2014-09) "Revenue from Contracts with Customers." ASU 2014-09 supersedes the revenue recognition requirements in "Revenue Recognition (Topic 605)", and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflect the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 sets forth a new revenue recognition model that requires identifying the contract, identifying the performance obligations, determining the transaction price, allocating the transaction price to performance obligations and recognizing the revenue upon satisfaction of performance obligations.  The original effective date for ASU 2014-09 would have required the Company to adopt beginning in its first quarter of 2017. In July 2015, the FASB voted to amend ASU 2014-09 by approving a one-year deferral of the effective date as well as providing the option to early adopt the standard on the original effective date.  Accordingly, the Company may adopt the standard in either its first quarter of 2017 or 2018. The new revenue standard may be applied retrospectively to each priorperiod presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company is currently evaluating the timing of its adoption and the impact of adopting the new revenue standard on its consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. ASU 2014-15 requires that an entity's management evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. Substantial doubt about an entity's ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued. Certain disclosures are necessary in the footnotes to the financial statements in the event that conditions or events raise substantial doubt about an entity's ability to continue as a going concern. ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter and early application is permitted. The Company has not yet assessed the impact ASU 2014-15 will have upon adoption.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02) "Leases." ASU 2016-02 provides new lease accounting guidance. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. Early adoption is permitted. We are currently in the process of evaluating the impact of the adoption of ASU 2016-02 on our consolidated financial statements.

NOTE 3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

July 31,
2017
Prepaid insurance	28,000
Prepaid licenses	70,000
98,000

NOTE 4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

July 31,
2017
Machinery and equipment	$183,000
Office furniture and fixtures	134,000
Computer equipment and software	371,000
Website	28,000
Leasehold Improvements	1,874,000
2,590,000
(1,492,000)
Less: Accumulated depreciation and amortization	$1,098,000

For the six months ended July 31, 2017, depreciation and amortization was $414,000.

NOTE 5. ACCRUED EXPENSES

Accrued expenses consisted of the following:

July 31,
2017
Accrued payroll	$428,000
Accrued vacation	147,000
Accrued profit sharing 401(k) retirement plan	38,000
Accrued credit card expense	25,000
Accrued other	12,000
$644,000

NOTE 6. DEFERRED CHARGES

Deferred charges consisted of the following:

July 31,
2017
Deferred tenant incentives	$640,000
Deferred straight-line rent	417,000
$1,057,000

NOTE 7. PROFIT SHARING 401(K) RETIREMENT PLAN

The Company has a safe harbor, contributory qualified 401(k) plan covering substantially all full-time employees. Employees are allowed to contribute a percentage of their annual wages to the Plan, subject to certain Internal Revenue Service limitations. The Company contributes a safe harbor non-elective contribution of three percent. For the year ended January 31, 2017, total 401(k) employee matching was $38,000. As of July 31, 2017, there was $38,000 of accrued 401(k) contributions, which is included in accrued expenses in the accompanying balance sheet.

NOTE 8. RELATED PARTY

Related Party Notes Payable

Our founder and CEO, Dan Pappalardo, from time to time advances funds to Troika in the form of a note.

Unsecured short-term notes payable

During 2015, Dan advanced $200,000 to Troika for operating cash purposes. The note accrues interest at 10.0% and is due on demand.

Unsecured short-term note – Sally Pappalardo

During 2015, Dan's mother advanced $200,000 to Troika for operating cash purposes. The note accrues interest at 10.0% and is due on demand. On June 14, 2017, accrued interest of $35,000 was added to the note. Total note payable to Sally Pappalardo is $235,000.

Following are the related party notes payable:

January 31,
2017

Unsecured note payable to Daniel Pappalardo, 10.0% interest, due upon demand	200,000

Unsecured note payable to Sally Pappalardo, 10.0% interest, due upon demand	235,000

$435,000

NOTE 9. INCOME TAXES
The Company's income tax expense consisted of:

July 31,
2017
Current:
Federal	$-
State	1,000
$1,000
Deferred:
Federal	$(767,000)
State	(228,000)
Increase in Valuation allowance	995,000
-
$1,000

The Company's net income (loss) before income tax consisted of:

July 31,
2017

United States	$(338,000)
Foreign	-
Total	$(338,000)

A comparison of the federal statutory tax income tax rate to the Company's effective income tax rate is as follows:
Federal tax at statutory rate	$(512,000)
Return to Provision	382,000
State tax, net of federal benefit	(83,000)
Non-deductible expenses	26,000
Net change in valuation allowance	187,000
Other, net	1,000
Income tax expense	$1,000

Components of the Company's deferred income tax assets (liabilities) are as follows:
July 31, 2017

Deferred tax assets:
Accrued expenses	$258,000
State income taxes	1,000
Net operating loss carryforward	950,000
Other	1,000
Subtotal deferred tax assets	1,210,000
Valuation allowance	(757,000)
Net Deferred Tax Assets	$453,000

Deferred tax liabilities:

Depreciation and amortization	$(376,000)
State income taxes	(77,000)
(453,000)
Net Deferred Tax Assets and Liabilities	$-

Deferred income taxes and liabilities are determined based on the differences between financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary by a valuation allowance for any tax benefits, which are, on a more likely than not basis, expected to be realized in accordance with ASC guidance for income taxes.

As of July 31, 2017, the Company had established a valuation allowance against the deferred tax assets. This valuation allowance was established as result of significant negative evidence with respect to the realizability of such assets included in the incurrence of net operating losses in current and prior years.

We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process whereby (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax position that meet the more-than-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. As of July 31, 2017, the Company did not reserve for any uncertain tax positions.

NOTE 10. COMMON STOCK

Common Stock

Troika has 250 shares of stock issued and outstanding.

NOTE 11. COMMITMENTS AND CONTINGENCIES

Lease Commitments

On February 8, 2013, Troika entered into a lease agreement for office space in Los Angeles, CA. The lease commenced upon move in, December 15, 2013. As part of the lease agreement, Troika received a rent abatement in months two through six of the lease and partial rent abatement in months seven through nine. The lease also provides for an escalation clause where the Company will be subject to an annual rent increase of 3%, year over year. The lease expires on May 15, 2022 and has an option to extend for one five year period. The Company accounts for the lease using the straight line method and recorded $907,000 in rent expense for the year ended January 31, 2017. In addition, the Company was granted $1,245,000 of tenant improvement allowances that were reported as fixed assets and the incentive is amortized over the life of the lease.

Approximate minimum annual rents under the lease are as follows:

Twelve Month Period Ending January 31,	Amount

2018	$992,000
2019	1,022,000
2020	1,052,000
2021	1,080,000
2022	368,000
$4,514,000

Sub-lease

Under the terms of the master lease, Troika is allowed to sub-lease part of the building. If the total sub-let space is less than 4,000 square feet and the term is 12 months or less, Troika does not have to pay the landlord a premium. Troika has sub-let approximately 2,000 square feet to various tenants over the term of the lease. Troika had sub-lease income of $22,000 for the six months ended July 31, 2017. The income off-set facilities expense.

Legal Contingencies

We may become a party to litigation in the normal course of business. In the opinion of management, there are no legal matters involving us that would have a material adverse effect upon our financial condition, results of operations or cash flows.
NOTE 12. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued. It knows of no subsequent events at this time.

TROIKA DESIGN GROUP, INC.

CONTENTS

January 31, 2017

INDEPENDENT AUDITOR'S REPORT

Board of Directors
Troika Design Group, Inc. and Subsidiary

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Troika Design Group, Inc. and Subsidiary (collectively, the Company), which comprise the consolidated balance sheet as of January 31, 2017, the related consolidated statements of operations, changes in stockholder's deficit and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Board of Directors
Troika Design Group, Inc. and Subsidiary

Basis for Qualified Opinion

As disclosed in Note 14 to the financial statements, the Company entered into a merger agreement with M2 nGage Group, Inc. on June 12, 2017 and the process of evaluating the accounting acquirer has not yet been completed. If the Company is determined to be the accounting acquirer, the Company's stockholder's equity would need to include a recapitalization for the number of shares received by the accounting acquirer after giving effect to any variances from any changes to par value due to the retrospective application. These financial statements do not include the retrospective application of this being reflected in the detail of stockholder's equity.

Opinion

In our opinion, except for the possible effects of the matter described in the Basis for Qualified Opinion paragraph, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 31, 2017, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

November 17, 2017

TROIKA DESIGN GROUP, INC.
CONSOLIDATED BALANCE SHEET
January 31, 2017

ASSETS

Current assets
Cash and cash equivalents	$355,000
Accounts receivable	1,182,000
Cost in excess of billings on uncompleted contracts	43,000
Rent receivable	3,000
Prepaid expenses and other current assets	46,000

Total current assets	1,629,000

Property and equipment, net	1,312,000
Deposits	75,000

Total assets	$3,016,000

The accompanying notes are an integral part of these financial statements.

TROIKA DESIGN GROUP, INC.
CONSOLIDATED BALANCE SHEET
January 31, 2017

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable	$1,525,000
Accrued expenses	719,000
Line of credit	840,000
Related party expenses	602,000
Deferred revenue	1,406,000
Other liabilities	3,000
Related party notes payable ‒ short term	2,070,000
Notes payable ‒ short-term portion, net of deferred financing costs	178,000

Total current liabilities	7,343,000

Long-term liabilities
Deferred charges	1,157,000
Note payable, net of deferred financing costs and current portion	811,000

Total liabilities	9,311,000

Stockholder's deficit
Common stock – no par value, 750 shares authorized; 250 shares issued and outstanding	3,000
Accumulated deficit	(6,298,000)

Total stockholder's deficit	(6,295,000)

Total liabilities and stockholder's deficit	$3,016,000

The accompanying notes are an integral part of these financial statements.

TROIKA DESIGN GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended January 31, 2017

Total project revenue	$18,075,000

Cost of revenues:
Production costs	222,000
Direct labor	4,061,000
Contract labor	8,242,000

Cost of revenues	12,525,000

Gross profit	5,550,000

Operating expenses:
Operating expenses	(6,800,000)

Loss from operations	(1,250,000)

Other expense:
Interest expense ‒ related party	(104,000)
Interest expense	(153,000)

Total other expense	(257,000)

Loss before provision for income tax	(1,507,000)

Provision for income tax	1,000

Net loss	$(1,508,000)

The accompanying notes are an integral part of these financial statements.

TROIKA DESIGN GROUP, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDER'S DEFICIT
For the Year Ended January 31, 2017

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total

BALANCE — January 31, 2016	250	$3,000	(4,790,000)	(4,787,000)

Net loss	-	-	(1,508,000)	(1,508,000)

BALANCE — January 31, 2017	250	$3,000	(6,298,000)	(6,295,000)

The accompanying notes are an integral part of these financial statements.

TROIKA DESIGN GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Year Ended January 31, 2017

Cash flows from operating activities
Net loss	$(1,508,000)
Adjustments to reconcile net loss to net cash provided by (used in) in operating activities:
Depreciation and amortization	414,000
Amortization of deferred financing costs	46,000
Loss on disposal of assets
Changes in operating assets and liabilities:
Accounts receivable	430,000
Cost in excess of billings on uncompleted contracts	215,000
Prepaid expenses and other current assets	55,000
Accounts payable	839,000
Accrued expenses	156,000
Deferred revenue	(193,000)
Related party payables	132,000
Deferred charges	(188,000)
Other liabilities	(10,000)

Net cash provided by operating activities	388,000

Cash flows from investing activities
Purchases of property and equipment	(247,000)

Net cash used in investing activities	(247,000)

Cash flows from financing activities
Proceeds from related party notes payable	150,000
Proceeds from notes payable	230,000
Repayment of related party notes payable	(224,000)
Repayment of notes payable	(174,000)
Net cash used in financing activities	(18,000)
Net increase in cash and cash equivalents	123,000
Cash – beginning of period	232,000
Cash – end of period	$355,000

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$153,000
Income taxes	$1,000

The accompanying notes are an integral part of these financial statements.

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 1 – DESCRIPTION OF BUSINESS

Troika Design Group, Inc. ("Troika") is a leading brand consultancy and marketing innovations agency specializing in the growing entertainment and sports media category. With many longstanding relationships among blue-chip media companies combined with a reputation as a leading category innovator, Troika continues to attract a growing list of entertainment, sports, media, gaming and consumer brand clients who are seeking trusted and new ways to connect with consumers, audiences and fans through evolving media and technology.

Troika was founded in 2001. Troika is a C-Corporation and has one wholly-owned subsidiary, Troika Production Group, LLC ("TPG"), hereinafter referred to as "the Company."

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The consolidated financial statements included herein, presented in accordance with generally accepted accounting principles utilized in the United States of America ("GAAP"), and stated in U.S. dollars, have been prepared by the Company. These financial statements reflect all adjustments consisting of normal recurring adjustments which, in the opinion of management, are necessary for fair presentation of the information contained therein.

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiary, TPG. All significant intercompany accounts and transactions have been eliminated in consolidation. All amounts are rounded to the nearest thousand ($'000).

Going Concern
The consolidated financial statements have been prepared using the accrual method of accounting in accordance with GAAP and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has incurred a significant operating loss for the year ended January 31, 2017, its total liabilities exceed its total assets and it has an accumulated shareholder's deficit. Further, at January 31, 2017, the Company had cash and cash equivalents of $355,000. These factors raise substantial doubt about the Company's ability to continue as a going concern for at least twelve months from the issuance date of this financial statement. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basis of Presentation
We believe that our cash on hand at January 31, 2017 of approximately $355,000, collections from the sale of our services, the ability to scale our operations through freelance services as projects are awarded, may not be sufficient to sustain our planned operations for the next fiscal year; in addition, we may require additional debt or equity financing in the future to maintain operations. The Company intends to work with investment bankers and consultants to increase its working capital. The Company cannot make any assurances that any additional financing will be completed on a timely basis, on acceptable terms or at all. Management's inability to successfully close projects and complete any other financing will adversely impact the Company's ability to continue as a going concern.

Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the accompanying consolidated financial statements and the accompanying notes. Actual results could differ materially from these estimates. On an ongoing basis, we evaluate our estimates, including those related to the accounts receivable, fair values of financial instruments, intangible assets, useful lives of intangible assets and property and equipment, income taxes and contingent liabilities, among others. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of our assets and liabilities.

Cash and Cash Equivalents
For purposes of the statement of cash flows, cash and cash equivalents includes cash on hand held at financial institutions and other liquid investments with original maturities of three months or less.

Revenue Recognition
The Company accounts for agreements using the percentage-of-completion method in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 605, "Revenue Recognition" ("ASC 605"). Under ASC 605, the Company records revenues and expenses as a contracted project progresses and based on the percentage of costs incurred to date compared to the total estimated costs of the contract. Billings in excess of costs generated under the percentage-of-completion method are recorded as deferred revenues until the revenue recognition criteria are met and costs in excess of billings generated under the percentage-of-completion method are recorded as an asset on the balance sheet.

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounts Receivable
Our accounts receivable are typically from creditworthy customers. For those customers to whom we extend credit, we perform periodic evaluations of the customers and maintain allowances for potential credit losses as deemed necessary. We have a policy of reserving for doubtful accounts based on our best estimate of the amount of potential credit losses in existing accounts receivable. We periodically review our accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. We did not have an allowance for doubtful accounts at January 31, 2017.

Costs in Excess of Billings on Uncompleted Contracts
The Company accounts for unbilled accounts receivable using the percentage-of-completion accounting method for revenue recognized but not yet invoiced to the client due to contract terms or the timing of the account invoicing cycle.

Property and Equipment
The Company accounts for property and equipment at cost less accumulated depreciation. The Company computes depreciation using the straight-line method over the estimated useful lives of the assets, generally three to five years. Depreciation for equipment, furniture and fixtures and vehicles commences once placed in service for its intended use. Leasehold improvements are amortized using the straight-line method over the lives of the respective leases or service lives of the improvements, whichever is shorter. We expense the cost of maintenance and repairs as incurred. Expenditures that enhance the functionality or extend the useful lives of the assets are capitalized and depreciated over the remaining useful life of the asset.

Deferred Financing Costs
The Company follows authoritative guidance for accounting for financing costs as it relates to debt issuance cost. These costs are deferred and amortized over the term of the debt period or until redemption of the debt. Amortization of deferred financing costs amounted to approximately $46,000 for the year ended January 31, 2017.

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes
Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits, which are, on a more likely than not basis, not expected to be realized; in accordance with ASC guidance for income taxes. Net deferred tax benefits have been fully reserved at January 31, 2017. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

Concentrations of Credit Risk

Cash and Cash Equivalents
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents. The Company maintains cash balances at financial institutions which exceed the current Federal Deposit Insurance Corporation ("FDIC") limit of $250,000 at times during the year.

We consider cash equivalents to be all short-term investments that have an initial maturity of 90 days or less and are not restricted.

Accounts Receivable
As of January 31, 2017, two customers accounted for approximately 25.7% of total accounts receivable and no customer passed 10% of net revenues for the year ended January 31, 2017.

Accounts Payable
As of January 31, 2017, one vendor accounted for 14.07% of total accounts payable. No single vendor accounted for more than 10% of purchases for the year ended January 31, 2017.

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-lived Assets
The Company assesses long-lived assets for potential impairments at the end of each year, or during the year if an event or other circumstance indicates that we may not be able to recover the carrying amount of the asset. In evaluating long-lived assets for impairment, the Company measures recoverability of these assets by comparing the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If the Company's long-lived assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value. The Company bases its calculations of the estimated fair value of its long-lived assets on the income approach. For the income approach, the Company uses an internally developed discounted cash flow model that includes, among others, the following assumptions: projections of revenues and expenses and related cash flows based on assumed long-term growth rates and demand trends; expected future investments to grow new units; and estimated discount rates. We base these assumptions on our historical data and experience, industry projections, micro and macro general economic condition projections, and our expectations. We have had no long-lived asset impairment charges for the year ended January 31, 2017.

Recent Accounting Pronouncements
In May 2014, the FASB issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"). ASU 2014-09 supersedes the revenue recognition requirements in Revenue Recognition (Topic 605), and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services.

ASU 2014-09 sets forth a new revenue recognition model that requires identifying the contract, identifying the performance obligations, determining the transaction price, allocating the transaction price to performance obligations and recognizing the revenue upon satisfaction of performance obligations.

Subsequently, the effective date for ASU No. 2014-09 is deferred by ASU No 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, to annual reporting periods beginning after December 15, 2018. Earlier application is permitted only as of annual reporting periods beginning after December 16, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the timing of its adoption and the impact of adopting the new revenue standard on its consolidated financial statements.

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to  Continue  as  a Going Concern ("ASU 2014-15"). ASU 2014-15 requires that an entity's management evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. Substantial doubt about an entity's ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued. Certain disclosures are necessary in the footnotes to the financial statements in the event that conditions or events raise substantial doubt about an entity's ability to continue as a going concern. ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter and early application is permitted. The Company has not yet assessed the impact ASU 2014-15 will have upon adoption.

In February 2016, the FASB issued ASU No. 2016-02, Leases ("ASU 2016-02"). ASU 2016-02 provides new lease accounting guidance. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. Early adoption is permitted. We are currently in the process of evaluating the impact of the adoption of ASU 2016-02 on our consolidated financial statements.

NOTE 3 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consists of the following:

Prepaid insurance	$17,000
Prepaid licenses	29,000
(453,000)
Total	$46,000

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

Machinery and equipment	$183,000
Office furniture and fixtures	134,000
Computer equipment and software	371,000
Website	28,000
Leasehold improvements	1,874,000
2,590,000
Less accumulated depreciation	(1,278,000)
Total	$1,312,000

For the year ended January 31, 2017, depreciation and amortization was $414,000.

NOTE 5 – ACCRUED EXPENSES

Accrued expenses consisted of the following:

Accrued payroll	$153,000
Accrued vacation	179,000
Accrued profit sharing 401(k) retirement plan	38,000
Accrued professional fees	157,000
Accrued credit card expense	24,000
Accrued legal expenses	166,000
Accrued other	2,000

Total	$719,000

NOTE 6 – DEFERRED CHARGES

Deferred charges consisted of the following:

Deferred tenant incentives	$725,000
Deferred straight-line rent	432,000

Total	$1,157,000

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 7: PROFIT SHARING 401(K) RETIREMENT PLAN

The Company has a safe harbor, contributory qualified 401(k) plan covering substantially all full- time employees. Employees are allowed to contribute a percentage of their annual wages to the Plan, subject to certain Internal Revenue Service limitations. The Company contributes a safe harbor nonelective contribution of three percent. For the year ended January 31, 2017, total 401(k) employee matching was $38,000. As of January 31, 2017, there was $38,000 of accrued 401(k) contributions, which is included in accrued expenses in the accompanying balance sheet.

NOTE 8 – NOTES PAYABLE

Notes payable consisted of the following:
SBA loan with City National Bank, secured by Daniel Pappalardo residence, 5.25% interest rate, due on January 20, 2023, monthly payment of $11,485.81, net of deferred financing costs of $23,000.	$715,000

Equipment loan with City National Bank, secured by assets, prime plus 1.50% interest rate (5.00% at January 31, 2016), due on October 5, 2018, monthly payment of $2,083.33.	44,000

Equipment loan with City National Bank, secured by assets, prime plus 1.50% interest rate (5.00% at January 31, 2016), due on January 15, 2019, monthly payment of $2,083.33.	44,000

Equipment loan with City National Bank, secured by assets, prime plus 2.25% interest rate (5.75% at January 31, 2017), due on April 26, 2023, monthly payment of $3,332.47.	209,000
1,012,000
Less current portion	(178,000)
Deferred financing costs	(23,000)

Total notes payable	$811,000

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 8 – NOTES PAYABLE

Five year maturities of notes payable are as follows:

2018	$182,000
2019	176,000
2020	146,000
2021	154,000
2022	163,000
2023 and beyond	191,000

Total	$1,012,000

NOTE 9 – LINE OF CREDIT

On January 25, 2013, the Company entered into a Line of Credit Agreement with City National Bank under Small Business Association section 7(a), as amended for a revolving line of credit ("RLOC") in the amount or $850,000. The RLOC matures on January 25, 2016. The RLOC has a variable rate of interest, at prime plus 2.00% and is guaranteed by the founder Daniel Pappalardo. The available balance is currently $10,000.

NOTE 10 – RELATED PARTY

Related Party Notes Payable
On January 28, 2013, the Company repurchased 100% of the outstanding shares of one of its shareholder, Charles Carey, for $2,868,915. The re-purchase consisted of cash of $800,000 and a note issued to the Charles Carey Family Trust for $2,068,915. The note has an imputed interest rate of 4.75%, which was the market rate at the time of the note, requires a monthly payment of $25,000 and requires a variable payment equal to 40% of the Company's net income less any payments made to Carey during in the year. As of January 31, 2016 and 2015, the Company did not meet the variable payment threshold. As a condition of the buy-out, the Company refinanced its existing line of credit with a SBA line of credit, personally guaranteed by Daniel Pappalardo ("Pappalardo"), as well as procuring a $1,000,000 note secured by Pappalardo's house. The note restricts the increase to Pappalardo's salary to no greater than 5.0% per year and only allows bonus payments to Pappalardo, provided he promptly loans them back to the Company.

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 10 – RELATED PARTY (Continued)

Related Party Notes Payable (Continued)

Unsecured short-term notes payable
The founder and CEO, Daniel Pappalardo ("Pappalardo"), from time to time advances funds to the Company in the form of a note.

From time to time, Pappalardo advanced his bonus payout to the Company in the form of a note. The total amount of the notes are $608,000. On January 31, 2013, Pappalardo bought out his partner, Charles Carey ("Charles Carey Note"), as a term of the buyout, he subordinated the repayment of any of the notes until after the Charles Carey Note have been repaid.

During 2015, Pappalardo advanced $200,000 to the Company for operating cash purposes. The note accrues interest at 10.0% and is due on demand.

During 2016, Pappalardo advanced $150,000 to the Company for operating cash purposes. The note accrues interest at 10.0% and is due on demand.

Unsecured short-term note – Sally Pappalardo ("Sally") (Pappalardo's mother)
During 2015, Pappalardo's mother, Sally, advanced $200,000 to the Company for operating cash purposes. The note accrues interest at 10.0% and is due on demand.

Following are the related party notes payable:

Note payable to Charles Carey secured by treasury stock, 4.75% imputed interest, due on September 10, 2019.	$912,000

Unsecured note payable to Daniel Pappalardo, 10.0%iterest, due upon demand; however, subordinated to Charles Carey Note.	608,000

Unsecured note payable to Daniel Pappalardo, 10.0% interest, due upon demand.	200,000

Unsecured note payable to Sally Pappalardo, 10.0% interest, due upon demand.	200,000

Unsecured note payable to Daniel Pappalardo, 10.0% interest, due upon demand.	150,000

Total	$2,070,000

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 10 – RELATED PARTY (Continued)

Related Party Notes Payable (Continued)

Related Party Expenses
From August 1, 2014 through December 15, 2016, Pappalardo deferred his salary. Subsequent to January, 31, 2017, pursuant to the terms of the Merger Agreement on June 14, 2017 (Note 14 below), $575,000 of related party expenses pertaining to Pappalardo were reclassified to Paid-in Capital.

Following are the related party expenses:

Deferred salary – Daniel Pappalardo	$339,000
Unreimbursed expenses – Daniel Pappalardo	15,000
Accrued interest – Daniel Pappalardo	221,000
Accrued interest – Sally Pappalardo	27,000

Total	$602,000

NOTE 11 – INCOME TAXES - OPEN

The Company's income tax expense consisted of:

Current:
Federal	$-
State	1,000
$1,000

Deferred:
Federal	$(767,000)
State	(228,000)
-

Total expense	$1,000

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 11 – INCOME TAXES – OPEN (Continued)

The Company's net income (loss) before income tax consisted of:

Unites States	$(1,508,000)
Foreign	-

Total	$(1,508,000)

A comparison of the federal statutory tax income tax rate to the Company's effective income tax rate is as follows:

Federal tax at statutory rate	$(512,000)
Return to provision	382,000
State tax, net of federal benefit	(83,000)
Nondeductible expenses	26,000
Net change in valuation allowance	187,000
Other, net	1,000

Total income tax expense	$1,000

Components of the Company's deferred income tax assets (liabilities) are as follows:

Deferred tax assets:
Accrued expenses	$258,000
State income taxes	1,000
Net operating loss carryforward	950,000
Other	1,000
Subtotal: deferred tax assets	1,210,000
Valuation allowance	(757,000)
Net deferred tax assets	453,000
Deferred tax liabilities: Depreciation and amortization	$(376,000)
State income taxes	(77,000)
(453,000)
Net deferred tax assets and liabilities	$-

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 11 – INCOME TAXES – OPEN (Continued)

Deferred income taxes and liabilities are determined based on the differences between financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary by a valuation allowance for any tax benefits, which are, on a more likely than not basis, expected to be realized in accordance with ASC guidance for income taxes.

As of January 31, 2017, the Company had established a valuation allowance against the deferred tax assets. This valuation allowance was established as result of significant negative evidence with respect to the realizability of such assets included in the incurrence of net operating losses in current and prior years.

We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process whereby (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-than-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. As of January 31, 2017, the Company did not reserve for any uncertain tax positions.

NOTE 12 – COMMON STOCK

Common Stock
The Company has 250 shares of stock issued and outstanding.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Lease Commitments
On February 8, 3013, the Company entered into a lease agreement for office space in      Los Angeles, California. The lease commenced upon move-in, December 15, 2013. As part of the lease agreement, the Company received a rent abatement in months two through six of the lease and partial rent abatement in months seven through nine. The lease also provides for an escalation clause where the Company will be subject to an annual rent increase of 3%, year over year. The lease expires on May 15, 2022 and has an option to extend for one five-year period. The Company accounts for the lease using the straight-line method and recorded $907,000 in rent expense for the year ended January 31, 2017. In addition, the Company was granted
$1,245,000 of tenant improvement allowances that were reported as fixed assets and the incentive is amortized over the life of the lease.

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 13 – COMMITMENTS AND CONTINGENCIES (Continued)

Lease Commitments (Continued)
Approximate minimum annual rents under the lease are as follows:

Twelve-month Period EndingJune 30,
2018	$992,000
2019	1,022,000
2020	1,052,000
2021	1,080,000
2022	368,000
Total	$4,514,000

Sublease
Under the terms of the master lease, the Company is allowed to sublease part of the building. If the total sublet space is less than 4,000 square feet and the term is twelve months or less, the Company does not have to pay the landlord a premium. The Company has sublet approximately 2,000 square feet to various tenants over the term of the lease. The Company had sublease income of $189,000 for the year ended January 31, 2017. The income offset facilities expense.

Legal Contingencies
We may become a party to litigation in the normal course of business. In the opinion of management, there are no legal matters involving us that would have a material adverse effect upon our financial condition, results of operations or cash flows.

NOTE 14 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued.

On June 12, 2017 (the "Effective Date"), M2 nGage Group, Inc. (the "Acquirer") entered into a Merger Agreement (the "Merger Agreement") with the Company, a California corporation, founded in 2001, (www.troika.tv) ("Troika"), a media branding and marketing innovations agency, each of the Acquirer's subsidiaries the "Troika Subsidiaries"), Troika Acquisition Corp, a California corporation and wholly owned subsidiary of the Acquirer (the "Merger Sub") and Daniel Pappalardo, the sole shareholder of the Company ("DP") with the future intention of rebranding the Acquirer to Troika Media Group (troikamedia.com), Inc. to take advantage of the Company's brand name recognition and world class clients, including AT&T, ESPN, ABC, NBC, CBS, MSG, UFC and Sony.

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 14 – SUBSEQUENT EVENTS (Continued)

Pursuant to the terms of the Merger Agreement on June 14, 2017, the Merger Sub was merged with and into the Company with the Company as the surviving company and a wholly owned subsidiary of the Acquirer. The total purchase price was approximately $5.0 million. All of the shares of common stock of the Company were exchanged for the following:

•	30,700,000 restricted shares of the Company's common stock (the "Stock Consideration").

•
Acquirer paid $2,800,000 to the Company to pay certain outstanding debt obligations of the Company and deposited $2,200,000 in a separate bank account, which shall be used for working capital of both the Acquirer and the Company, as determined by the Acquirer and the Company and, failing that, by the Company's Board of Directors.

•
The Stock Consideration is subject to the terms of a Lock-Up Agreement with DP and Subscription Agreements with DP's Designees that will provide for certain portions of the Stock Consideration to vest in thirty-six equal tranches over a three-year period, commencing on the Closing Date.

•	3,070,000 shares of the Stock Consideration shall be held in escrow for a period of one year, which will secure the indemnification obligations of the Company and DP.

•	Certain employees of the Company shall be entitled to performance bonuses of up to
$5,000,000 in accordance with their respective Employment Agreements.

•	DP entered into a five-year employment agreement with the Acquirer to serve as the President of the Company following the Effective Date.

•
DP shall have the right to be elected as one of the Acquirer's Board of Directors, provided that, as of the date hereof, DP has not been elected to the Board of Directors and has not exercised any rights in connection therewith.

•
At closing, DP was granted options to purchase 7,500,000 shares of Common Stock of the Acquirer at the then fair market value. The options shall vest as follows (i) one-half on July 1, 2018; and (ii) the remaining one-half on July 1, 2019.

•
Following the Effective Date, the Acquirer agreed that to authorize an additional 30,000,000 shares of Common Stock under its current Equity Incentive Plan and that former employees of the Company shall be eligible to receive options. The Acquirer also agreed that any such options would be registered under a Registration Statement on Form S-8 within two years of the Closing Date.

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
January 31, 2017

NOTE 14 – SUBSEQUENT EVENTS (Continued)

On June 9, 2017, a settlement agreement and mutual global release was entered into by Charles Carey and The Company. On December 29, 2016, Carey filed a lawsuit against the Company asserting breach of contract for failing to make Note payments to Carey in November and December of 2016. On May 3, 2017, the Company entered into a term sheet with the Acquirer which proposed the Acquirer to purchase and acquire assets and liabilities of the Company, and all of the Company stock and its subsidiaries. In light of Carey's pending lawsuit against the Company and certain liabilities claimed by Carey in connection with the Note and Pledge Agreement with the Company, both the Company and the Acquirer concluded a settlement with Carey following closing of the purchase of the Company by the Acquirer. The settlement agreement with Carey was a payment of $500,000 and the issuance of 3,200,000 shares of restricted common stock of the Acquirer. The settlement price value of the restricted stock was
$576,000. At closing, Carey delivered the cancelled note and termination of the pledge agreement. As a result of this subsequent event, the Company has recorded an additional liability of $166,000 for the difference between the value of the note to Carey on January 31, 2017 of
$910,000 and the settlement agreement of $1,076,000.

On June 14, 2017, pursuant to the terms of the Merger Agreement, Dan Pappalardo's Notes to the Company were reduced to $200,000 and all $575,000 of accrued expenses due to Dan Pappalardo were extinguished.

TROIKA DESIGN GROUP, INC.

FINANCIAL STATEMENTS

TABLE OF CONTENTS

Independent Auditor's Report

Board of Directors
Troika Design Group, Inc. and subsidiary

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Troika Design Group, Inc. and its subsidiary (the "Company"), which comprise the consolidated balance sheets as of January 31, 2016 and 2015, the related consolidated statements of operations, changes in stockholder's deficit and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements).

Management's Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

November 30, 2016

TROIKA DESIGN GROUP, INC.
CONSOLIDATED BALANCE SHEETS

	January 31,	January 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$232,000	$211,000
Accounts receivable	1,612,000	1,225,000
Costs in excess of billings on uncompleted contracts	258,000	193,000
Income tax receivable	-	676,000
Rent Receivable	17,000	12,000
Prepaid expenses and other current assets	88,000	58,000
Total current assets	2,207,000	2,375,000
Property and equipment, net	1,478,000	1,813,000
Deposits	75,000	75,000
Total assets	$3,760,000	$4,263,000

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities

Accounts payable	$686,000	$833,000
Accrued expenses	564,000	455,000
Line of credit, net of deferred financing costs	840,000	817,000
Related party expenses	470,000	179,000
Deferred revenue	1,599,000	1,373,000
Other liabilities	14,000	14,000
Related party notes payable - short term	400,000	-
Notes payable - short term portion, net of deferred financing costs	401,000	429,000
Total Current Liabilities	4,974,000	4,100,000

Long term liabilities
Related party notes payable, net of current portion	608,000	608,000
Deferred charges	1,345,000	1,506,000
Note payable, net of deferred financing costs and current portion	1,620,000	1,974,000
Total liabilities	8,547,000	8,188,000

Stockholder's deficit:

Common stock, no par value: 750 shares authorized; 250 shares issued and outstanding	3,000	3,000
Accumulated deficit	(4,790,000)	(3,928,000)
Total stockholder's deficit	(4,787,000)	(3,925,000)

Total liabilities and stockholder's deficit	$3,760,000	$4,263,000

The accompanying notes are an integral part of the financial statements.

TROIKA DESIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended January 31,
	2016	2015

Total project revenues	16,245,000	13,923,000
Cost of revenues:
Production costs	311,000	194,000
Direct labor	3,811,000	4,033,000
Contract labor	7,159,000	6,447,000
Cost of revenues	11,281,000	10,674,000
Gross profit	4,964,000	3,249,000
Operating Expenses:
Sales and marketing	1,432,000	926,000
Labor	1,425,000	1,442,000
Facilities	871,000	994,000
Outside services	451,000	240,000
Office expense	416,000	458,000
Insurance	317,000	332,000
Professional services	177,000	178,000
Pension Expense	79,000	59,000
Depreciation	390,000	386,000
Total operating expenses	5,558,000	5,015,000
Loss from operations	(594,000)	(1,766,000)

Other expense: Other expense	(6,000)	-
Interest expense - related party	(84,000)	(61,000)
Interest expense	(177,000)	(162,000)
Total other expense	(267,000)	(223,000)
Loss before provision for income tax	(861,000)	(1,989,000)
Provision for income tax	(1,000)	270,000
Net loss	(862,000)	(1,719,000)

The accompanying notes are an integral part of the financial statements.

TROIKA DESIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total

BALANCE — February 1, 2014	250	3,000	(2,209,000)	(2,206,000)

Net loss			(1,719,000)	(1,719,000)

BALANCE — January 31, 2015	250	3,000	(3,928,000)	(3,925,000)

Net loss			(862,000)	(862,000)

BALANCE — January 31, 2016	250	3,000	(4,790,000)	(4,787,000)

The accompanying notes are an integral part of the financial statements.

TROIKA DESIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended January 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(862,000)	(1,719,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	390,000	386,000
Straight-line rent and tenant incentive amortization	(161,000)	254,000
Amortization of deferred financing costs	69,000	80,000
Change in operating assets and liabilities:
Accounts receivable	(387,000)	537,000
Income tax receivable	676,000	(378,000)
Income tax payable	-	(280,000)
Costs in excess of billings on uncompleted contracts	(65,000)	(178,000)
Prepaid expenses and other current assets	(35,000)	183,000
Deposits	-	4,000
Accounts payable and accrued expenses	(38,000)	6,000
Deferred revenue	226,000	(64,000)
Related party payables	291,000	179,000
Net cash provided by (used in) operating activities	104,000	(990,000)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(8,000)	(204,000)
Net cash used in investing activities	(8,000)	(209,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
Loans/advances from related parties	400,000	-
Proceeds from line of credit	175,000	1,875,000
Repayment of notes payable	(650,000)	(1,849,000)
Net cash (used in) provided by financing activities	(75,000)	26,000
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	21,000	(1,168,000)
CASH AND CASH EQUIVALENTS — beginning of period	211,000	1,379,000
CASH AND CASH EQUIVALENTS — end of period	232,000	211,000

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$179,000	$163,000
Income taxes	$-	$282,000
Supplemental disclosure of non cash activities:
Equipment Financing	$47,000	$100,000

The accompanying notes are an integral part of the financial statements.

TROIKA DESIGN GROUP, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

Troika Design Group, Inc. ("Troika") is a leading brand consultancy and marketing innovations agency specializing in the growing entertainment and sports media category. With many longstanding relationships among blue-chip media companies combined with a reputation as a leading category innovator, Troika continues to attract a growing list of entertainment, sports, media, gaming and consumer brand clients who are seeking trusted and new ways to connect with consumers, audiences and fans through evolving media and technology.

Troika was founded in 2001. Troika is a C-Corporation and has one wholly-owned subsidiary, Troika Production Group, LLC ("TPG").

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements included herein, presented in accordance with generally accepted accounting principles utilized in the United States of America ("GAAP"), and stated in U.S. dollars, have been prepared by the Company. These financial statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management, are necessary for fair presentation of the information contained therein.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Troika, and its wholly-owned subsidiary, Troika Production Group, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation. All amounts are rounded to the nearest thousand ($,000)

Going Concern

The consolidated financial statements have been prepared using the accrual method of accounting in accordance with GAAP and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company has incurred significant operating losses for the years ended January 31, 2015 and 2016. Further, at January 31, 2016, the Company had cash and cash equivalents of $232,000 and have maxed out the line of credit. Due to the project based nature of the business, the Company needs to fund fixed costs through operations. These factors raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We believe that our cash on hand at January 31, 2016 of approximately $232,000, collections from the sale of our services, the ability to scale our operations through freelance services as projects are awarded, are sufficient to sustain our planned operations for the next fiscal year; however, we cannot assure you of this and we may require additional debt or equity financing in the future to maintain operations. The Company intends to increase the line of credit to help fund the operations of the projects. In addition, the Company intends to pursue equity partners to help fund the expansion plan. The Company cannot make any assurances that any additional financing will be completed on a timely basis, on acceptable terms or at all. If the Company is unable to complete a debt or equity offering on acceptable terms, or otherwise obtain sufficient financing when and if needed, it may be required to reduce or defer payments for services. Management's inability to successfully close projects and complete any other financing will adversely impact the Company's ability to continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the amounts reported and disclosed in the accompanying consolidated financial statements and the accompanying notes. Actual results could differ materially from these estimates. On an ongoing basis, we evaluate our estimates, including those related to the accounts receivable, fair values of financial instruments, intangible assets, useful lives of intangible assets and property and equipment, income taxes, and contingent liabilities, among others. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of our assets and liabilities.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash and cash equivalents includes cash on hand held at financial institutions and other liquid investments with original maturities of three months or less.

Revenue Recognition

Troika accounts for agreements using the Percentage of Completion Method in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 605 Revenue Recognition("ASC 605"). Under ASC 605, Troika records revenues and expenses as a contracted project progresses, and based on the percentage of costs incurred to date compared to the total estimated costs of the contract. Billings in excess of costs generated under the percentage-of-completion method are recorded as deferred revenues until the revenue recognition criteria are met and costs in excess of billings generated under the percentage-of-completion method are recorded as an asset on the balance sheet.
Accounts Receivable

Our accounts receivable are typically from credit worthy customers. For those customers to whom we extend credit, we perform periodic evaluations of them and maintain allowances for potential credit losses as deemed necessary. We have a policy of reserving for doubtful accounts based on our best estimate of the amount of potential credit losses in existing accounts receivable. We periodically review our accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. We did not have an allowance for doubtful accounts at January 31, 2016 and 2015.

Costs in Excess of Billings on Uncompleted Contracts

Troika accounts for unbilled accounts receivable using the percentage-of-completion accounting method for revenue recognized but not yet invoiced to the client due to contract terms or the timing of the account invoicing cycle.

Property and Equipment

Troika accounts for property and equipment at cost less accumulated depreciation. Troika computes depreciation using the straight-line method over the estimated useful lives of the assets, generally three to five years. Depreciation for equipment, furniture and fixtures and vehicles commences once placed in service for its intended use. Leasehold improvements are amortized using the straight-line method over the lives of the respective leases or service lives of the improvements, whichever is shorter. We expense the cost of maintenance and repairs as incurred. Expenditures that enhance the functionality or extend the useful lives of the assets are capitalized and depreciated over the remaining useful life of the asset.

Deferred Financing Costs

Troika follows authoritative guidance for accounting for financing costs as it relates to debt issuance cost. These costs are deferred and amortized over the term of the debt period or until redemption of the debt. Amortization of deferred financing costs amounted to approximately $69,000 and $80,000 for the years ended January 31, 2016 and 2015, respectively.

Income taxes

Deferred income tax assets and liabilities are determined based on differences between the financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary, by a valuation allowance for any tax benefits, which are, on a more likely than not basis, not expected to be realized; in accordance with ASC guidance for income taxes. Net deferred tax benefits have been fully reserved at January 31, 2016 and 2015. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in the period that such tax rate changes are enacted.

Concentrations of Credit Risk

Cash and Cash Equivalents

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents. The Company maintains cash balances at financial institutions which exceed the current Federal Deposit Insurance Corporation ("FDIC") limit of $250,000 at times during the year.

We consider cash equivalents to be all short-term investments that have an initial maturity of 90 days or less and are not restricted. We invest our cash in short- term money market accounts.

Accounts Receivable

Our accounts receivable are typically from credit worthy customers. For those customers to whom we extend credit, we perform periodic evaluations of our customers and maintain allowances for potential credit losses as deemed necessary. We generally do not require collateral to secure accounts receivable. We estimate credit losses based on management's evaluation of historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in customer payment patterns when evaluating the adequacy of our allowance for doubtful accounts. At January 31, 2016 and 2015, we did not have an allowance for doubtful accounts or bad debt expense. Although we expect to collect amounts due, actual collections may differ from the estimated amounts.

As of January 31, 2016 and 2015, four customers and one customer accounted for approximately 67.3% and 32.3%, respectively, of total accounts receivable.
Two customers and three customers accounted for 41.4% and 57.0% of net revenues for the years ended January 31, 2016 and 2015, respectively.

Accounts Payable

As of January 31, 2016 and 2015, one vendor and two vendors accounted for 32.7% and 55.26% of total accounts payable, respectively. No single vendor accounted for more than 10% of purchases for the years ended January 31, 2016 and 2015, respectively.
Long-Lived Assets

Troika assesses long-lived assets for potential impairments at the end of each year, or during the year if an event or other circumstance indicates that we may not be able to recover the carrying amount of the asset. In evaluating long-lived assets for impairment, Troika measures recoverability of these assets by comparing the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If Troika's long-lived assets are considered to be impaired, the impairment  to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value. Troika bases its calculations of the estimated fair value of its long-lived assets on the income approach. For the income approach, Troika uses an internally developed discounted cash flow model that includes, among others, the following assumptions: projections of revenues and expenses and related cash flows based on assumed long-term growth rates and demand trends; expected future investments to grow new units; and estimated discount rates. We base these assumptions on our historical data and experience, industry projections, micro and macro general economic condition projections, and our expectations. We have had no long-lived asset impairment charges for the years ended January 31, 2016 and 2015.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (ASU 2014-09) "Revenue from Contracts with Customers." ASU 2014-09 supersedes the revenue recognition requirements in "Revenue Recognition (Topic 605)", and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted. We are currently in the process of evaluating the impact of the adoption of ASU 2014-09 on our consolidated financial statements.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. ASU 2014-15 requires that an entity's management evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity's ability to continue as a going concern within one year after the date that the financial statements are issued. Substantial doubt about an entity's ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued. Certain disclosures are necessary in the footnotes to the financial statements in the event that conditions or events raise substantial doubt about an entity's ability to continue as a going concern. ASU 2014-15 is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter and early application is permitted. The Company has not yet assessed the impact ASU 2014-15 will have upon adoption.

In April 2015, the FASB issued updated guidance intended to simplify, and provide consistency to, the presentation of debt issuance costs. The new standard requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability, consistent with debt discounts.
The updated guidance is effective for interim and annual reporting periods beginning after December 15, 2015, with early adoption permitted.

In November 2015, the FASB issued Accounting Standards Update No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes (ASU 2015-17), which simplifies the presentation of deferred income taxes by requiring that deferred tax assets and liabilities be classified as non-current. We retrospectively adopted this standard as of December 31, 2015. As a result, there was no impact to the Company's results of operations.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 (ASU 2016-02) "Leases." ASU 2016-02 provides new lease accounting guidance. ASU 2016-02 is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period. Early adoption is permitted. We are currently in the process of evaluating the impact of the adoption of ASU 2016-02 on our consolidated financial statements.

NOTE 3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consist of the following:

	January 31,
	2016	2015
Prepaid insurance	$46,000	$35,000
Prepaid licenses	25,000	9,000
Employee advances	9,000	8,000
Prepaid commission	8,000	-
Prepaid professional fees	-	6,000
	$88,000	$58,000

NOTE 4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	January 31,
	2016	2015

Machinery and equipment	$183,000	$183,000
Office furniture and fixtures	134,000	144,000
Computer equipment and software	125,000	156,000
Website	61,000	63,000
Leasehold Improvements	1,874,000	1,874,000
	2,377,000	2,420,000
Less: Accumulated depreciation and amortization	(899,000)	(607,000)
	1,478,000	1,813,000

For the years ended January 31, 2016 and 2015, depreciation and amortization was $390,000 and $386,000, respectively.

NOTE 5. ACCRUED EXPENSES

Accrued expenses consists of the following:

	January 31,
	2016	2015

Accrued payroll	$194,000	$145,000
Accrued vacation	145,000	172,000
Accrued profit sharing 401(k) retirement plan	79,000	59,000
Accrued professional fees	60,000	-
Accrued credit card expense	18,000	-
Accrued other	68,000	79,000
	$564,000	$455,000

NOTE 6. DEFERRED CHARGES

Deferred charges consists of the following:

	January 31,
	2016	2015

Deferred tenant incentives	$892,000	$1,060,000
Deferred straight-line rent	453,000	446,000
	$1,345,000	$1,506,000

NOTE 7: PROFIT SHARING 401(K) RETIREMENT PLAN

The Company has a safe harbor, contributory qualified 401(k) plan covering substantially all full-time employees. Employees are allowed to contribute a percentage of their annual wages to the Plan, subject to certain Internal Revenue Service limitations. The Company contributes a safe harbor non-elective contribution of three percent. For the years ended January 31, 2016 and 2015, total 401(k) employee matching was $79,000 and $59,000, respectively. As of January 31, 2016 and 2015, there were $79,000 and $59,000 of accrued 401(k) contributions, which is included in accrued expenses in the accompanying balance sheets.

NOTE 8. NOTES PAYABLE

On January 28, 2013, Troika repurchased 100% of the outstanding shares of one of its shareholders, Charles Carney, for $2,868,915. The re-purchase consisted of cash of $800,000 and a note issued to the Charles Carney Family Trust for $2,068,915. The note is secured by the shares re-purchased and is included in treasury stock on the consolidated balance sheet. The note has an imputed interest rate of 4.75%, which was the market rate at the time of the note, requires a monthly payment of $25,000 and requires a variable payment equal to 40% of Troika's net income less any payments made to Charles during in the year. As of January 31, 2016 and 2015, Troika did not meet the variable payment threshold. As a condition of the buy-out, Troika refinanced its existing line of credit with a SBA line of credit, personally guaranteed by Daniel Pappalardo, as well as procuring a $1,000,000 note secured by Daniel Pappalardo's house. The note restricts the increase to Daniel Pappalardo's salary to no greater than 5.0% per year and only allows bonus payments to Daniel Pappalardo, provided he promptly loans them back to the company.

Notes payable consisted of the following:

	January 31,
	2016	2015

Note payable to Charles Carney secured by treasury stock, 4.75% imputed interest, due on September 10, 2019, monthly principal and interest payment $25,000	1,091,000	1,333,000

SBA loan with City National Bank, secured by Daniel Pappalardo residence, 5.25% interest rate, due on January 20, 2023, monthly payment of $11,485.81, net of deferred financing costs of $20,000 and $23,000, respectively	793,000	883,000

Equipment loan with City National Bank, secured by assets, prime + 1.50% interest rate (5.00% at January 31, 2016), due on October 5, 2018, monthly payment of $2,379.34.	69,000	93,000

Equipment loan with City National Bank, secured by assets, prime + 1.50% interest rate (5.00% at January 31, 2016), due on January 15, 2019, monthly payment of $2,352.44.	68,000	94,000
	2,021,000	2,403,000
Less: current portion	(401,000)	(429,000)
	$1,620,000	$1,974,000

Five year maturities of notes payable are as follows:

2017	$401,000
2018	421,000
2019	414,000
2020	404,000
2021	117,000
2022 and beyond	264,000
$2,021,000

NOTE 9. LINE OF CREDIT

On January 25, 2013, the Company entered into a Line of Credit Agreement with City National Bank under Small Business Association section 7(a), as amended for a revolving line of credit ("RLOC") in the amount or $850,000. The RLOC matures on January 25, 2016. The RLOC has a variable rate of interest, at prime + 2.00% and is guaranteed by the founder Danial Pappalardo. The available balance is currently $10,000.

On January 25, 2016, the maturity date of the RLOC was extended to March 29, 2016. On March 29, 2016, the RLOC was further amended to extend the maturity date to March 29, 2017, all other terms of the note remain the same.

NOTE 10. RELATED PARTY

Related Party Notes Payable

Our founder and CEO, Dan Pappalardo, from time to time advances funds to Troika in the form of a note.

Unsecured long-term note payable

From time to time, Daniel Pappalardo advanced his bonus payout to the company in the form of a note. The total amount of the notes are $608,000. On January 31, 2013, Dan bought out his partner, Charles Carney ("Charles Notes"), as a term of the buyout, he subordinated the repayment of any of the notes until after the Charles Notes have been repaid. Charles Notes are due on September 10, 2019.

Unsecured short-term notes payable – Daniel Pappalardo

During 2015, Dan advanced $200,000 to Troika for operating cash purposes. The note accrues interest at 10.0% and is due on January 31, 2017.

Unsecured short-term note – Sally Pappalardo

During 2015, Daniel's parents advanced $200,000 to Troika for operating cash purposes. The note accrues interest at 10.0% and is due on January 31, 2017.

Following are the related party notes payable:

	January 31,
	2016	2015

Unsecured Note payable to Daniel Pappalardo, 10.0% interest, due upon demand, however, subordinated to Charles Carney note	608,000	608,000

Unsecured note payable to Daniel Pappalardo, 10.0% interest, due on January 31, 2017	200,000	-

Unsecured note payable to Sally Pappalardo, 10.0% interest, due on January 31, 2017	200,000	-
	1,008,000	608,000
Less: current portion	(400,000)	-
	608,000	608,000

Related Party Expenses

Deferred Salary – D. Pappalardo. From August 1, 2014 through September 15, 2015, Daniel Pappalardo deferred his salary. The salary deferral will be repaid upon demand.

Following are the related party expenses:

	January 31,
	2016	2015

Deferred Salary – D. Pappalardo	$310,000	$118,000
Unreimbursed expenses – D. Pappalardo	15,000	-
Accrued interest - D. Pappalardo	138,000	61,000
Accrued interest - S. Pappalardo	7,000	-
Total	$470,000	$179,000

NOTE 11. INCOME TAXES

The Company's income tax expense consisted of:

	January 31,	January 31,
	2016	2015
Current:
Federal	-	(1,000)
State	1,000	3,000
	1,000	2,000
Deferred:
Federal	(276,000)	(642,000)
State	(72,000)	(171,000)
Valuation allowance	348,000	541,000
	-	(272,000)
Total	1,000	(270,000)

The Company's net income (loss) before income tax consisted of:

	January 31,	January 31,
	2016	2015

United States	(862,000)	(1,719,000)
Foreign	-	-
Total	(862,000)	(1,719,000)

A comparison of the federal statutory tax income tax rate to the Company's effective income tax rate is as follows:

Federal tax at statutory corporate income tax rate	(282,000)	33.99%
State tax, net of federal benefit	1,000	-0.12%
Non-deductible expenses	7,000	-0.84%
Net change in valuation allowance	275,000	-33.15%
Other, net	-	0.00%
Income tax expense	$1,000	-0.12%

Components of the Company's deferred income tax assets (liabilities) are as follows:

	January 31,	January 31,
	2016	2015
Deferred tax assets:
Accrued expenses	$239,000	$246,000
Related party expenses	187,000	71,000
State income taxes	1,000	-
Net operating loss carryforward	557,000	428,000
Other	-	1,000
Subtotal deferred tax assets	984,000	746,000
Valuation allowance	(808,000)	(485,000)
Net Deferred Tax Assets	176,000	261,000

Deferred tax liabilities:
Depreciation and amortization	(158,000)	(209,000)
State income taxes	-	(52,000)
Prepaid expenses	(18,000)	-
	(176,000)	(261,000)
Net Deferred Tax Assets and Liabilities	$	$

Deferred income taxes and liabilities are determined based on the differences between financial statement reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws in effect when the differences are expected to reverse. The measurement of deferred income tax assets is reduced, if necessary by a valuation allowance for any tax benefits, which are, on a more likely than not basis, expected to be realized in accordance with ASC guidance for income taxes.

As of January 31, 2016 and 2015, the Company had established a valuation allowance against the deferred tax assets. This valuation allowance was established as result of significant negative evidence with respect to the realizability of such assets included in the incurrence of net operating losses in current and prior years.

As of January 31, 2016, the Company has federal and state net operating loss carryforwards of $1,451,000 and $1,092,000 which will expire beginning in
2035.

We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process whereby (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. As of January 31, 2016 and 2015, the Company did not reserve for any uncertain tax positions.

NOTE 12. COMMON STOCK

Common Stock

Troika has 250 shares of stock issued and outstanding.

NOTE 13. COMMITMENTS AND CONTINGENCIES

Lease Commitments

On February 8, 3013, Troika entered into a lease agreement for office space in Los Angeles, CA. The lease commenced upon move in, December 15, 2013. As part of the lease agreement, Troika received a rent abatement in months two through six of the lease and partial rent abatement in months seven through nine. The lease also provides for an escalation clause where the Company will be subject to an annual rent increase of 3%, year over year. The lease expires on May 15, 2022 and has an option to extend for one five year period. The Company accounts for the lease using the straight line method and recorded $934,000 in rent expense for the years ended January 31, 2016 and 2015. In addition, the Company was granted $1,245,000 of tenant improvement allowances that were reported as fixed assets and the incentive is amortized over the life of the lease.

Approximate minimum annual rents under the lease are as follows:

Twelve Month Period Ending January 31,	Amount

2017	$954,000
2018	984,000
2019	1,014,000
2020	1,044,000
2021	1,074,000
2022	343,000
$5,413,000

Sub-lease

Under the terms of the master lease, Troika is allowed to sub-lease part of the building. If the total sub-let space is less than 4,000 square feet and the  term is 12 months or less, Troika does not have to pay the landlord a premium. Troika has sub-let approximately 2,000 square feet to various tenants over the term of the lease. Troika had sub-lease income of $270,000 and $180,000 for the years ended January 31, 2016 and 2015, respectively. The income off-set facilities expense.

Legal Contingencies

We may become a party to litigation in the normal course of business. In the opinion of management, there are no legal matters involving us that would  have a material adverse effect upon our financial condition, results of operations or cash flows.

NOTE 14. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued.

On March 29, 2016, the RLOC was further amended to extend the maturity date to March 29, 2017, all other terms of the note remain the same. On October 28, 2016, Daniel Pappalardo advanced the Company $50,000 for operating purposes.